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                                                                   EXHIBIT 10.52

                             PRIVATE LABEL AGREEMENT



         This Private Label Agreement (this "Agreement") is made and entered into as of March 6, 2000 (the "Effective Date"), by and between Mobility Electronics, Inc., a Delaware corporation ("Mobility"), and Cybex Computer Products Corporation, an Alabama corporation ("Cybex"). For purposes of this Agreement, "Cybex" shall include its subsidiaries; provided, however, that Cybex shall be responsible for the actions and/or inactions of its subsidiaries with respect to the performance of this Agreement. Cybex and Mobility are each sometimes referred to herein as a "Party" and collectively as the "Parties".

1        DEFINITIONS

         1.1 "Custom Products" means products, including unique plastics and/or characteristics or other differentiating features, developed specifically for Customer by Mobility.

         1.2 "PO's" means Cybex's purchase orders issued under this Agreement.

         1.3 "Products" means, collectively, the Custom Products and the Standard Products.

         1.4 "Standard Products" means the products of Mobility described on Attachment I of this Agreement, other than Custom Products.

2        TERM

         2.1 Subject to Section 2.2 below, this Agreement shall commence on the Effective Date and shall continue for a period of three
                  (3) years thereafter (the "Initial Term"); provided, however, that the term of this Agreement shall be renewed on a year-to-year basis thereafter (each, a "Renewal Term"), unless either Party gives written notice to the other Party, at least ninety (90) days prior to the end of the then-current term, of such Party's desire to terminate this Agreement at the expiration of the then-current term. The Initial Term and any Renewal Term(s) are sometimes collectively referred to herein as the "Term". Notwithstanding the above, this Agreement shall continue after the expiration of the Term with respect, and only with respect, to any Products on order pursuant to PO's accepted by Mobility prior to or at the time of such termination.

         2.2 This Agreement may be terminated by either Party upon the material breach of this Agreement by the other Party, which breach is not cured within sixty (60) days after delivery of written notice by the non-breaching Party to the breaching Party.


Cybex Private Label Agreement - 2401369                                   Page 1


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3        SALES AND PURCHASE OF PRODUCTS

         3.1 Mobility agrees to sell the Products to Cybex on a non-exclusive basis. Cybex hereby agrees that Mobility shall be the exclusive manufacturer and supplier to Cybex of any of the following products for portable or handheld computers: (i) power products, (ii) USB docking products; (iii)split bridge docking station products.

         3.2 Mobility agrees to use commercially reasonable efforts to develop any Custom Product requested in writing by Cybex, subject to the remainder of this Section. Any Custom Product shall be developed and manufactured pursuant to the terms and conditions of this Agreement (including, without limitation, Section 3.3 below). In addition, prior to commencing the development of any Custom Product, the Parties shall have mutually agreed to a development program schedule, pricing, quantity purchase minimum and a PO lead time, which agreement shall be in writing in the form of Attachment 2 to this Agreement. Mobility agrees that it will not market or sell any Custom Product to any person or entity other than Cybex.

         3.3 Cybex agrees that at the time Mobility begins to develop a Custom Product, Cybex will place a separate PO for NRE Charges applicable to each Custom Product and that each PO will be subject to varying engineering charges and tooling charges (collectively, the "NRE Charges"), which will be dependent upon the Custom Product being developed, the order of a minimum quantity over a commercially reasonable period of time, sufficient lead time given to Mobility and the price of each Custom Product, with such terms agreeable by both Parties, which PO shall be non-cancellable, with the terms of such NRE Charges being fifty percent (50%) due and payable upon placement of the PO, and the remaining fifty percent (50%) due and payable upon completion of the tool.

4        ORDERING AND DELIVERY

         4.1 Cybex will provide to Mobility on a calendar monthly basis a six-month rolling forecast of anticipated purchases of Products by Cybex within the following six-month period.

         4.2 Cybex will order Products through placement of PO's from time to time. Cybex will use its best efforts to place PO's with Mobility using minimum lead times specified from time to time by Mobility. In addition, Cybex agrees that each PO will specify Product unit orders in excess of the minimum size order established by Mobility from time to time.

         4.3 Mobility agrees to use all commercially reasonable efforts to deliver the Products to Cybex in a timely manner, as provided in the PO's; it being acknowledged and agreed that Mobility will manufacture to PO's provided by Cybex and, at Mobility's sole discretion, will not manufacture or inventory Products in excess of PO quantities.


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         4.4      All deliveries of Products will be made point of manufacture.
                  Mobility will accommodate other delivery requests made by Cybex for an additional charge.

         4.5 Each Product and related package shall include "EasiDock" and "Split Bridge" logos, which logos shall be displayed prominently in a manner acceptable to Mobility. The Products may include any other packaging and/or marketing material in Cybex's name as Cybex may from time to time request.

5        MOBILITY WARRANTIES

         5.1 Mobility shall manufacture the Standard Products in accordance with Mobility's specifications, which specifications may be changed from time to time by Mobility upon at least thirty
                  (30) days prior written notice to Cybex. Mobility shall manufacture Custom Products in accordance with the specifications for such Custom Products. Mobility shall not make any material change in the Custom Products without prior written approval of Cybex.

         5.2 Mobility warrants that all Products shall comply with all applicable governmental certificates, and be free from defects in design, material, workmanship and performance for a period of two years from the date of delivery hereunder. Cybex will provide written notice of any warranted defect promptly upon its discovery. Upon receipt of such notice, Mobility shall arrange for the repair or replacement, at Mobility's sole discretion, of the Product and shall bear all costs necessary to complete such repair or replacement. Cybex shall not be required to return failed Products to Mobility, unless specifically requested by Mobility. At the request of Mobility, Cybex shall use its best efforts to deliver to Mobility, at Mobility's cost and expense, any failed Products. Any Products returned shall be subject to reasonable inspection by, and the concurrence of, Mobility.

         5.3 Mobility warrants that it has the unrestricted worldwide right to manufacture, sell and deliver the Products to Cybex and that it has in place proper authorizations and licenses from all parties as may be necessary to deliver the Products to Cybex.

         5.4 Mobility warrants that no Products will infringe any patent, copyright, trademark, trade secret or other proprietary or intellectual property right of any third party. Mobility shall indemnify, defend and hold harmless Cybex, its parent, subsidiaries, affiliates and customers (each an "Indemnitee" and collectively, the "Indemnities") from any damage, expense, liability, cost (including attorneys fees and expenses) arising out of any suit, claim, action or proceeding alleging any such infringement. Cybex agrees to provide prompt written notice to Mobility upon receipt by any Indemnitee of any suit, claim, action or proceeding alleging such infringement, and Mobility shall have the right to defend such suit, claim, action or proceeding at its own expense. Such Indemnitee may participate in such defense at its own expense and will reasonably cooperate with Mobility in the defense thereof, and such Indemnitee agrees that it will not unreasonably withhold its consent to any settlement or compromise thereof.


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         5.5      THE ABOVE WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY,
                  WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE SPECIFICALLY DENIED.

6        PRODUCT PRICING AND PAYMENT

         6.1 The initial pricing for Custom Products shall be as mutually agreed to by the Parties as provided in Section 3.2 above.

         6.2 The pricing for Standard Products will be Mobility's OEM pricing for customers of similar volumes.

         6.3 Products shall be provided in bulk packaging. Mobility will use all commercially reasonable efforts to accommodate changes in packaging and special delivery and additional and special packaging requests by Cybex for an additional charge.

         6.4 Mobility shall invoice Cybex upon delivery. Payment for Product invoices shall be subject to a credit limit as determined from time to time in the sole discretion of Mobility, net thirty (30) days from date of invoice. Nothing shall excuse Cybex's obligation to pay correct invoice amounts for Products which have been delivered and accepted by Cybex.

         6.5 All amounts payable by Cybex to Mobility under this Agreement and under the PO's shall be paid in United States dollars.

7        CONFIDENTIAL INFORMATION AND COVENANTS NOT-TO-COMPETE

         7.1 All copies of any confidential information delivered by any Party to the other Party pursuant to or as a result of this Agreement shall, upon the written request of the Party delivering the same, be promptly returned by the Party receiving the same, and each receiving Party agrees that it will hold in confidence such confidential information delivered from the other Party and shall use such confidential information only in furtherance of and in connection with this Agreement and its performance hereunder and not for any other purpose. For purposes of the preceding sentence, "confidential information" shall not include information which: (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Section;
                  (ii) was known by the receiving Party on a nonconfidential basis prior to the disclosure thereof; or (iii) is acquired by the receiving Party from a third party who has not confidential commitment to the delivering Party with respect to the same.

         7.2 Cybex agrees that during the Term, neither Cybex nor any of its affiliates shall, directly or indirectly, for itself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, manager, member, investor, principal, consultant or in any other capacity): (i) develop, acquire,


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                  manufacture, sell or offer for sale, or enter into or
                  negotiate any agreement, understanding or arrangement to develop, acquire, manufacture, sell or offer for sale, any place in the world any product which is directly or indirectly competitive with any Product for usage with portable or handheld computers, or (ii) finance any person or entity in any manner or in any way inconsistent with the intents and purposes of (i) above.

                  In the event of Cybex's breach, or threatened breach, of any term or provision contained in this Section 7.2, Cybex agrees that Mobility and/or its affiliates shall be entitled to the right of specific performance and/or both temporary and permanent injunctive relief. It is the intent of each of the Parties that the covenants not-to-compete contained in this
                  Section 7.2 be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the Parties hereto that the court should reform such covenant to such narrower scope as it may determine is necessary to make such covenant enforceable. Each of the Parties hereto recognizes and agrees that this Section 7.2 is necessary and essential to the protection of the business conducted and to be conducted in the future by the Parties and/or their respective affiliates, and to enable the Parties to realize and drive all of the benefits, rights and expectations of this Agreement; that the area and duration of the covenants herein are in all aspects, under the circumstances of this Agreement, reasonable; and that good and valuable consideration exists for the such Party agreeing to be bound by such covenants.

8        MARKETING PRODUCTS

         8.1 Cybex agrees to use its best efforts to market and sell the Products on a non-exclusive basis.

9        PO CHANGES

         9.1 Cybex may, upon written notice, modify any PO within the following parameters:

                  (a) PO's for Products to be delivered within thirty (30) days from the date of any such notice are non-cancellable and may not be rescheduled.

                  (b)      PO's for Products to be delivered between thirty one
                           (31) days and sixty (60) days from the date of any such notice are not cancellable, but can be rescheduled for a maximum of thirty (30) days from the original delivery date.

                  (c)      PO's for Products to be delivered more than sixty
                           (60) days from the date of any such notice may be rescheduled or canceled prior to the commencement of such sixty (60) day period, and may be rescheduled during such sixty (60) day period as provided in (b) above.

                  (d) PO's for NRE Charges are non-cancellable and cannot be rescheduled.


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10       DISPUTES

         10.1 The Parties will attempt to resolve disputes through ascending levels of management. Disputes which cannot be resolved by negotiation between the Parties may be referred to arbitration by an international arbitral body acceptable to both Parties, provided no arbitrator shall have authority to award any indirect or speculative damages (including, without limitation, consequential, incidental, special or punitive damages).

11       GOVERNING LAW

         11.1 This Agreement, and PO's issued hereunder, shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of Arizona, United States of America, and each Party hereby submits to the jurisdiction and venue of the courts of the State of Arizona, county of Maricopa.

         11.2 The United Nations Convention on the International Sale of Goods shall not apply to this Agreement or any PO issued thereunder.

12       LIMITATION OF LIABILITY

         12.1 Each Party hereby waives any right to recover any indirect or speculative damages (including, without limitation, consequential, incidental, special or punitive damages) from the other Party.

13       GENERAL PROVISIONS

         13.1 The Parties agree that Mobility shall bear the loss for the destruction of any completed or partially completed Products which may occur prior to delivery thereof ("delivery" being defined as F.O.B. point of shipment), and that Cybex shall bear the loss from the destruction or breakage of any Products after delivery thereof.

         13.2 This Agreement is subject to strikes and lockouts or refusal of employees to work, or the inability of Mobility to be able to cause Products manufactured for Mobility outside of the United States of America to be delivered into the United States of America, and for such cause that portion of this Agreement affected thereby may be suspended during the continuance thereof. Impossibility of performance by reason of any legislative, executive or judicial act of any government or state any other similar or dissimilar cause which cannot be prevented by either Party or by the exercise of proper diligence, shall excuse performance of this Agreement. Bankruptcy of either Party shall allow the other Party, at its sole discretion, to terminate this Agreement. The Parties agree that the Party who is unable to perform its obligations hereunder because of any of the reasons set forth in this
                  Section 13.2 shall give prompt written notice to the other Party of such inability to perform.


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         13.3     This Agreement and all terms, covenants and conditions
                  contained herein shall inure to the benefit of and shall be binding upon the undersigned Parties and their respective heirs' executors, administrators, trustees, successors and assigns. Neither Party may assign or transfer any of its rights or obligations hereunder without prior written consent of the other Party, which consent shall not be unreasonably withheld.

         13.4 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been delivered on the date on which it is hand-delivered or delivered by facsimile, or on the fifth business day following the date on which it is mailed, first-class, postage prepaid, and registered or certified with return receipt requested. For purposes of notice, the addresses of the parties shall be:

                    If to Cybex:         Cybex Computer Products Corporation
                                         4991 Corporate Drive
                                         Huntsville, Alabama  35805
                                         Phone:        (256) 430-4000
                                         Fax:          (256) 430-4030
                                         Attn:         Executive Vice President


                    If to Mobility:      Mobility Electronics, Inc.
                                         7955 Redfield Road
                                         Scottsdale, AZ  85260
                                         Phone:        (480) 596-0061
                                         Fax:          (480) 596-0349
                                         Attn:         Chief Executive Officer


                  Any Party may change its address for notice by written notice given to the other Party in accordance with this Section.

         13.5 Any debts, obligations, covenants or liabilities accrued hereunder between the Parties hereto shall survive the expiration or termination of this Agreement for whatever reason.

         13.6 This Agreement (including the Attachments hereto) constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties agrees to take such actions as may be necessary or desirable to implement and retain the intent and spirit of this Agreement, and omit to take such actions which could hinder the furtherance of such intent and spirit.

         13.7 If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term, such provision shall be


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                  fully severable and this Agreement shall be construed and
                  enforced as if such illegal invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13.8 The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

         13.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of this shall constitute one and the same instrument but only one of which need be produced.

         EXECUTED as of the date first above written.

                                            MOBILITY ELECTRONICS, INC.


                                            By: /s/ CHARLES R. MOLLO
                                               ---------------------------------

                                            Its: President and Chief Executive
                                                 Officer
                                                --------------------------------


                                            CYBEX COMPUTER
                                            PRODUCTS CORPORATION


                                            By: /s/ STEPHEN THORNTON
                                               ---------------------------------

                                            Its: Executive Vice President
                                                --------------------------------


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                                  Attachment 1

                                Standard Products



1. Mobility's complete line of distribution power products, docking station products and monitor stands as published from time to time.






2. Mobility's complete line of distribution USB products as published from time to time.






3. Mobility's complete line of distribution Split Bridge universal docking products as published from time to time.



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                                  ATTACHMENT 2

                             NEW CUSTOM PRODUCT FORM



Product Specification:



NRE Charge:



Tooling Charge:



Product Charge:



Forecast:



Date:
     ---------------------

                                               CYBEX COMPUTER
                                               PRODUCTS CORPORATION


                                               By:
                                                  ------------------------------
                                               Its:
                                                   -----------------------------



                                               MOBILITY ELECTRONICS, INC.


                                               By:
                                                  ------------------------------
                                               Its:
                                                   -----------------------------